TO BE EFFECTIVE MARCH 1, 2003

                     AMENDMENT OF ARTICLES OF INCORPORATION

                                       OF

                          STRONG MUNICIPAL FUNDS, INC.

     The undersigned, Assistant Secretary of the Strong Municipal Funds, Inc. (the "Corporation"), hereby certifies that, in accordance with Section 180.1002 of the Wisconsin Statutes, the following Amendment was duly adopted to remove the Corporation's Advisor Class series of shares of the Strong Wisconsin Tax-Free Fund.

     "Paragraph A of Article IV is hereby amended by deleting Paragraph A thereof and inserting the following as a new paragraph:

`A. The Corporation shall have the authority to issue an indefinite number of shares of Common Stock with a par value of $.00001 per share. Subject to the following paragraph, the authorized shares are classified as follows:

                                                               Authorized Number
Class                                            Series            of Shares
--------------------------------------------------------------------------------

Strong Intermediate Municipal Bond Fund         Investor           Indefinite
Strong Minnesota Tax-Free Fund                  Investor           Indefinite
                                                Advisor            Indefinite
                                                Class C            Indefinite
Strong Municipal Money Market Fund              Investor           Indefinite
Strong Short-Term High Yield Municipal Fund     Investor           Indefinite
Strong Tax-Free Money Fund                      Investor           Indefinite
Strong Ultra Short-Term Municipal Income Fund   Investor           Indefinite
                                                Advisor            Indefinite
                                                Institutional      Indefinite
Strong Wisconsin Tax-Free Fund                  Investor           Indefinite
                                                Class C          Indefinite "'



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     This Amendment to the Articles of Incorporation was adopted by the Board of
Directors of the Corporation as of January 31, 2003, in accordance with Sections
180.1002 and 180.0602 of the Wisconsin Statutes. Shareholder approval was not required. No shares of the Advisor Class series of the Strong Wisconsin Tax-Free Fund have been issued.

     Executed in duplicate this 15th day of February, 2003.

                                   STRONG MUNICIPAL FUNDS, INC.


                               By: /s/ GILBERT L SOUTHWELL, III
                                   -----------------------------------
                                   Gilbert L. Southwell III, Assistant Secretary


This instrument was drafted by:

Gilbert L. Southwell, III
Strong Financial Corporation
100 Heritage Reserve
Menomonee Falls, WI  53051